UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On August 4, 2009, Lear Corporation and certain of its United States and Canadian subsidiaries (collectively, the “Debtors”) received approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”) in the Debtors’ pending cases under chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”) with respect to the Debtors’ debtor-in-possession financing (the “DIP facility”) and use by the Debtors of their cash collateral (subject to certain specified terms and conditions). The DIP facility closed on August 4, 2009, and as of August 5, 2009, the Debtors have access to $500 million in debtor-in-possession financing comprised of a term loan in the aggregate principal amount of $500 million and containing such terms and conditions as previously disclosed.
In addition, on July 31, 2009, the Court also entered final orders with respect to certain other matters in the Chapter 11 Cases, including, without limitation, orders authorizing the payment of suppliers, certain critical and foreign vendors, wages, salaries and other benefits to employees and certain operating expenses, orders authorizing continued service to customers and maintenance of customer programs, and orders authorizing the continued use of Lear’s existing cash management system and continuation of intercompany funding of Lear’s non-Debtor foreign affiliates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: August 6, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

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